EXHIBIT 10(ll)

CHURCHILL DOWNS INCORPORATED

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of the      day of         , 20     by and between              (“Participant”), who resides at                     , and Churchill Downs Incorporated (the “Company”), a Kentucky corporation with its principal place of business at 700 Central Avenue, Louisville, Kentucky 40208, pursuant to the provisions of the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (the “Plan”).

WITNESSETH:

WHEREAS, on March 15, 2007 the Board of Directors of the Company (the “Board”) adopted the Plan, which was approved by the shareholders of the Company at the 2007 Annual Meeting of Shareholders on June 28, 2007;

WHEREAS, the Plan provides for the granting of Restricted Shares of the Company’s Common Stock (the “Stock”), in accordance with the terms and provisions thereof;

WHEREAS, the Compensation Committee of the Board (the “Committee”) has been delegated authority to administer the Plan in all respects;

WHEREAS, the Company and the Participant have entered into that certain employment agreement of dated as of             , 20     (the “Employment Agreement”) pursuant to which, among other things, the Company has agreed to grant to the Participant          shares of the Company’s common stock pursuant to the terms of the Plan;

WHEREAS, the Compensation Committee has determined that it would be in the best interest of the Company and its Subsidiaries to grant the Restricted Shares documented herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Stock. In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to Participant          shares (the “Shares”) of the Company’s Stock, in consideration for services to be performed by Participant as an employee of the Company or a Subsidiary. As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the “Restricted Shares.”

2. Certificates for Shares; Proxies. The Company shall cause entries to be made in the electronic book entry system of the Company’s stock transfer agent evidencing the Restricted Shares granted pursuant to Section 1 and indicating that the Shares are restricted and held in escrow in favor of the Company until such Shares are released to Participant or forfeited in accordance with this Agreement. Participant shall, simultaneously with the execution and delivery of this Agreement, execute and deliver to the Company (i) a stock power in blank with respect to the Restricted Shares, in substantially the form attached as Exhibit A hereto, and (ii) an irrevocable proxy with respect to the Restricted Shares, appointing the Company as Participant’s proxy until the lapse of the Restrictions in accordance with Section 6 herein, in substantially the form attached as Exhibit B hereto. If any Restricted Shares are forfeited pursuant to Section 5 of this Agreement, the Company shall direct the transfer agent of the Stock to make the appropriate entries in its records showing the cancellation of the book entry for such Restricted Shares.

3. Adjustments in Restricted Shares. In the event of any change in the outstanding Stock by reason of a stock dividend or distribution (or distribution on Stock of any security convertible into securities of the Company), recapitalization, merger, consolidation, split-up, combination, subdivision, reclassification, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Shares so that the Restricted Shares represent the same percentage of the Company’s equity as was the case immediately prior to such change corresponding to adjustments made by the Committee in the number and class of shares of Stock that may be issued under the Plan. Any new, additional or different securities to which Participant shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions and restrictions as the Restricted Shares so adjusted.

In the event the Company merges, consolidates or effects a share exchange with another entity, or all or a substantial portion of the Company’s assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by another entity (any such entity being hereafter referred to as the “Successor”) each of the Restricted Shares shall automatically be converted into and replaced by share of common stock, or such other class of securities having rights and preferences no less favorable than the Restricted Shares, of the Successor, and the number of Restricted Shares shall be correspondingly adjusted, so that Participant shall have the right to that number of shares of common stock of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the Restricted Shares.

4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Shares, and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code as set forth in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as the “Restrictions”), but Participant shall have all other rights of a stockholder, provided, however, that, until such time as the Restrictions lapse, Participant shall not have the right to vote the Restricted Shares; receive dividends thereon (which dividends shall accrue and be retained by the Company until such time as the Restrictions lapse); or purchase any securities pursuant to that certain Rights Agreement dated as of March 19, 2008, between the Company and American Stock Transfer & Trust Company, LLC as successor Rights Agent, as amended, and as the same may be amended, modified or supplemented from time to time, or any similar agreement, document or instrument.

5. Forfeiture of Restricted Shares. Except as otherwise provided in subsection 6(B) below, in the event that Participant terminates employment with the Company or a Subsidiary for any reason, all Shares which at that time are Restricted Shares, and any dividends attributable to such Shares that have accrued and have been retained by the Company, shall thereupon be forfeited by Participant to the Company without payment of any consideration by the Company, and neither Participant nor any heir, personal representative, successor or assign of Participant shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing the same or the dividends attributable to such Shares that have accrued and been retained by the Company.

6. Lapse of Restrictions.

A. Except as otherwise provided in subsection (B) below, the Restrictions on the Restricted Shares shall lapse on             .

B. In the event that Participant’s employment is terminated (i) by the Company or a Subsidiary without Cause (as defined in the Employment Agreement), (ii) by Participant for Good Reason (as defined in the Employment Agreement), or (iii) as a result of Participant’s death or Disability (as defined in the Employment Agreement), then the Restrictions on the Restricted Shares shall lapse on the later of [1] the date of such event, or [2] six months after the date of this Agreement. The Committee in its sole discretion may accelerate the lapse of the Restrictions as of a specified date. Notwithstanding the foregoing provisions of this Section 6(B), however, in no event shall the Restrictions lapse prior to the six month anniversary of the date of this Agreement.

C. Upon the lapse of the Restrictions in accordance with this Section 6, the Company shall, as soon as practicable thereafter [1] deliver to Participant all accrued dividends that have been retained by the Company and are attributable to those Shares that are no longer subject to such Restrictions, and [2] cause the appropriate entry to be made in the electronic book entry system of the Company’s stock transfer agent with respect to the Shares that are no longer subject to such Restrictions, provided, however, that if Participant is an affiliate of the Company, certain restrictions will apply to the sale of the Shares under the federal securities laws and the certificates for the Shares may contain a legend to that effect.

7. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Employment Agreement.

8. Section 83(b) Election. Participant acknowledges that he may, within the thirty (30) day period after the date the Agreement is signed; in his sole discretion make an election with the Internal Revenue Service under Section 83(b) of the Code. If Participant makes such election, he will promptly file a copy with the Company.

9. Withholding Requirements. Whenever Restrictions lapse with respect to Restricted Shares, the Company shall have the right to (i) withhold from sums due to Participant, (ii) require Participant to remit to the Company, or (iii) retain Shares otherwise deliverable to Participant in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any such Shares to Participant.

10. Effect Upon Employment. Nothing contained in this Agreement shall confer upon Participant the right to continue in the employment of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment of Participant.

11. Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

12. Amendment. This Agreement may not be amended, modified or supplemented except with the consent of the Committee and by a written instrument duly executed by Participant and the Company.

13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, represents that he is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions of the Plan and this Agreement. In the event there is a conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall govern and control. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.

14. Notices. Notices shall be deemed delivered if delivered personally or three days after being deposited in the United States mail to the Company in care of its Secretary at its executive offices at 700 Central Avenue, Louisville, Kentucky 40208, and to Participant at                                         , or at such other address as either party may hereafter designate in writing to the other.

15. Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement.

16. Incorporation of Plan by Reference; Capitalized Terms. The Restricted Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Shares shall in all respects be interpreted in accordance with the Plan. Capitalized terms not otherwise defined herein shall have the meaning given them in the Plan.

17. Compliance With Other Laws And Regulations. The rights of Participant and the obligations of Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Company shall not be required to issue or deliver certificates for shares of Common Stock before [i] the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and [ii] the completion of any registration or qualification of any governmental body which Company shall, in it sole discretion, determines to be necessary or advisable.

18. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky. Participant consents to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of any federal court located in Jefferson County, Kentucky in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to or in connection with this Agreement, or any breach of this Agreement or any such document or instrument.

19. Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior written or contemporaneous oral agreements related thereto.

20. Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be an original, with the effect as if the signatures thereto and hereto were upon the same instrument. Signatures conveyed by facsimile or PDF file shall constitute original signatures.

IN WITNESS WHEREOF, the Company and Participant have executed and delivered this Agreement as of the date first above written.

CHURCHILL DOWNS INCORPORATED

By:

Title:

PARTICIPANT:

By:

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